Exhibit 99.11

CONSENT OF BRENTON L. SAUNDERS

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a person about to become a director of Actavis plc (the “Registrant”) in the Amendment No. 1 to the Registration Statement on Form S-4 of the Registrant (including any and all amendments or supplements thereto) to be filed with the U.S. Securities and Exchange Commission under the Securities Act.

By:	/s/ Brenton L. Saunders
Name:	Brenton L. Saunders

Dated: May 2, 2014